SEVENTH AMENDMENT TO THE
FUND ADMINISTRATION SERVICING AGREEMENT

THIS SEVENTH AMENDMENT dated as of November 2, 2016, to the Fund Administration Servicing Agreement, dated as of October 23, 2009, as amended November 8, 2011, February 14, 2012, February 21, 2013, September 1, 2014, February 25, 2015 and November 13, 2015 (the “Agreement”), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware business trust, (the “Trust”) on behalf of the GERSTEIN FISHER FUNDS (the “Funds”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add the Gerstein Fisher          Municipal CRA Qualified Investment Fund; and

WHEREAS, the parties desire to amend the Agreement to reflect a change to the investment advisor of the funds; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto.

Amended Exhibit B of the Agreement is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS

By:   /s/ Jennifer A. Lima

Printed Name:   Jennifer A. Lima

Title:   Vice President
U.S. BANKCORP FUND SERVICES, LLC

By:    /s/ Michael R. McVoy

 Printed Name:   Michael R. McVoy

Title:  Executive Vice President

Amended Exhibit A
to the
Fund Administration Servicing Agreement – Trust for Professional Managers

Name of Series
Gerstein Fisher Multi-Factor Growth Equity Fund
Gerstein Fisher Multi-Factor International Growth Equity Fund
Gerstein Fisher Multi-Factor Global Real Estate Securities Fund
Gerstein Fisher Municipal CRA Qualified Investment Fund
2

Amended Exhibit B to the
Fund Administration Servicing Agreement – Trust for Professional Managers

Gerstein Fisher Funds FUND ACCOUNTING, FUND ADMINISTRATION & PORTFOLIO COMPLIANCE, AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES FEE SCHEDULE at December, 2015
Annual Fee Based Upon Average Net Assets  for Fund Complex*
        ____ basis points on the first $ 225 million
        ____ basis points on the next $250 million
        ____ basis points on the balance
Minimum annual fee:   $____ for Fund Complex**
▪          Additional fee of $____ for each additional class

▪          Additional fee of $____ per manager/sub-advisor per fund

Services Included in Annual Fee Per Fund
▪          Daily performance reporting
▪          Advisor Information Source Web portal
▪          USBFS Legal Administration (e.g., registration statement update)
▪
Chief Compliance Officer Annual Fees
▪          $____ per fund (subject to change based on Board review and approval)
▪          $____ distributor fee (if using an external distributor)

Miscellaneous Expenses
Including but not limited to pricing services, corporate action services, fair value pricing services, factor services, customized reporting, third-party data provider costs, postage, stationery, programming, special reports, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), conversion expenses (if necessary), and CCO team travel related costs to perform due diligence reviews at advisor or sub-advisor facilities.

Additional Services
Available but not included above are the following services – Daily compliance testing (Charles River), Section 15(c) reporting, equity attribution, electronic Board materials, and additional services mutually agreed upon.

Additional Fund Legal Services
▪          Subsequent new fund launch - $____ per fund
▪          Subsequent new share class launch - $____ per project
*Subject to annual CPI increase, Milwaukee USA.

**The Fund Complex minimum annual fee will increase by $____ for each additional fund and will decrease by $____ for each liquidated fund.

Fees are billed monthly.

Advisor’s signature below acknowledges approval of the fee schedules on this Amended Exhibit B.

By:  People’s Securities, Inc.

Name: /s/ Gregg S. Fisher

Title: Head of Research and Portfolio Strategy        Date: 11/2/2016

Amended Exhibit B (continued) to the Fund Administration Servicing Agreement – Trust for Professional Managers

FUND ADMINISTRATION & COMPLIANCE PORTFOLIO SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at March 1, 2013
Multiple Classes
Add the following for each class beyond the first class:
▪          ____ basis point at each level
▪          $____ /class minimum

Additional Legal Services
▪          Subsequent new fund launch – $____ /project
▪          Subsequent new share class launch – $____ /project
▪          Multi-managed funds – as negotiated based upon specific requirements
▪          Proxy – as negotiated based upon specific requirements

Daily Pre- and Post-Tax Performance Reporting
▪          Performance Service – $____ /CUSIP per month
▪          Setup – $____ /CUSIP
▪          Conversion – quoted separately
▪          FTP Delivery – $____ setup /FTP site

Daily Compliance Services (Charles River)
▪          Base fee – $____ /fund per year
▪          Setup – $____ /fund group
▪          Data Feed  – $____ /security per month

Electronic Board Materials
▪          USBFS will establish a unique client board URL and load/maintain all fund board book data for the main fund board meetings and meetings for up to two separate committees
▪          Up to 10 non-USBFS users including advisor, legal, audit, etc.
▪          Complete application, data and user security – data encryption and password protected
▪          On-line customized board materials preparation workflow
▪          Includes web-based and local/off-line versions
▪          Includes complete initial and ongoing user training
▪          Includes 24/7/365 access via toll free number
▪          Includes remote diagnostics for each user, including firewall and network issues
▪          Triple server backup / failover
Annual Fee
▪          $____ /year (includes 10 external users)
▪          $____ /year per additional user
$____implementation/setup fee